UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2006

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.

1-11607	DTE Energy Company	38-3217752
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000

1-2198	The Detroit Edison Company	38-0478650
(a Michigan corporation)
2000 2nd Avenue
Detroit, Michigan 48226-1279
313-235-4000
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.
          On May 17, 2006, The Detroit Edison Company (“Detroit Edison”) entered into an Underwriting Agreement, dated as of May 17, 2006 (the “Underwriting Agreement”) with Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc., as representatives of several other underwriters named therein (collectively, the “Underwriters”), with respect to the offer and sale by Detroit Edison and the purchase by the Underwriters, of $250,000,000 aggregate principal amount of Detroit Edison’s 2006 Series A 6.625% Senior Notes due 2036. The Underwriting Agreement is attached as Exhibit 1.1, hereto.
          Detroit Edison intends to use the proceeds from this offering for the repayment of short-term borrowings and for general corporate purposes.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
1.1	Underwriting Agreement, dated May 17, 2006 among Detroit Edison, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.
Forward-Looking Statements:
This Form 8-K contains forward-looking statements that are subject to various assumptions, risks and uncertainties. It should be read in conjunction with the “Forward-Looking Statements” section in each of DTE Energy’s and The Detroit Edison Company’s (“Detroit Edison”) 2005 Form 10-K (which sections are incorporated by reference herein), and in conjunction with other SEC reports filed by DTE Energy and Detroit Edison that discuss important factors that could cause DTE Energy’s and Detroit Edison’s actual results to differ materially. DTE Energy and Detroit Edison expressly disclaim any current intention to update any forward-looking statements contained in this report as a result of new information or future events or developments.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: May 23, 2006
DTE ENERGY COMPANY
(Registrant)

/s/ N.A. Khouri

N.A. Khouri
Vice President and Treasurer

THE DETROIT EDISON COMPANY (Registrant)

/s/ N.A. Khouri

N.A. Khouri
Vice President and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description

1.1	Underwriting Agreement, dated May 17, 2006 among Detroit Edison, Barclays Capital Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities Inc.